Exhibit 99.1

Horizon Bancorp

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on [                ], 2015.

Vote by Internet • Go to www.investorvote.com/HBNC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board recommends a vote FOR all director nominees, and FOR Proposals 1, 3, 4, and 5.

			For	Against	Abstain		For	Against	Abstain	+

1. Approval of the Agreement and Plan of Merger dated February 18, 2015 by and between Horizon Bancorp and Peoples Bancorp, and the related Plan of Merger, and the transactions contemplated thereby, including the issuance of Horizon Bancorp common stock in the merger.

			☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐
						4. Ratification of appointment of BKD, LLP.	☐	☐	☐

2. Election of Directors Nominees:	For	Withhold

5. Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Annual Meeting in person or by proxy to approve any of the above items.

6. In their discretion, on such other business as may be properly brought before the Annual Meeting or any adjournment of the Annual Meeting.

							☐	☐	☐
01 - Lawrence E. Burnell	☐	☐
02 - Peter L. Pairitz	☐	☐
03 - Spero W. Valavanis	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Horizon Bancorp

Notice of 2015 Annual Meeting of Shareholders

Clarion Inn, 5820 South Franklin Street, Michigan City, Indiana 46360

Proxy Solicited by Board of Directors for Annual Meeting —                     , 2015, 10:00 a.m. (local time)

Thomas H. Edwards, James D. Neff, and Mark E. Secor, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Horizon Bancorp to be held on                     , 2015 at 10:00 a.m. (local time) or at any postponement or adjournment thereof.

Your vote is very important!

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, and FOR Proposals 1, 3, 4, and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)